Century Communities Reports Second Quarter 2025 Results

- Deliveries of 2,587 Homes Generating $1.0 Billion in Total Revenues -

- Net New Home Contracts of 2,546 -

- Net Income of $34.9 Million, or $1.14 Per Diluted Share -

- Adjusted Net Income of $42.1 Million, or $1.37 Per Diluted Share -

- Community Count Increased 23% YoY to a Company record 327 –

- Recognized as One of the 2025 Best Companies to Work For by U.S. News & World Report -

Greenwood Village, Colorado (July 23, 2025) – Century Communities, Inc. (NYSE: CCS), one of the nation’s largest homebuilders, today announced financial results for its second quarter ended June 30, 2025.

Second Quarter 2025 Highlights

•	Net income of $34.9 million, or $1.14 per diluted share
•	Adjusted net income of $42.1 million, or $1.37 per diluted share
•	Pre-tax income of $47.1 million
•	Total revenues of $1.0 billion
•	Community count of 327, a Company record
•	Deliveries of 2,587 homes
•	Net new home contracts of 2,546
•	Repurchased 883,602 shares of common stock, or roughly 3% of shares outstanding
•	Book value per share of $86.39, a Company record

“Our second quarter results were in line with our expectations as we continued to execute well in a challenging environment resulting from elevated mortgage rates, affordability constraints, economic uncertainty and lower consumer confidence,” said Dale Francescon, Executive Chairman. “Despite the market headwinds, second quarter deliveries of 2,587 homes increased by 13% on a sequential basis as customers responded to incentives and we were able to sell and close a greater number of homes within the quarter. We continued to focus on balancing pace with price during the quarter, successfully managed our costs, and drove further improvement in our cycle times.”

Rob Francescon, Chief Executive Officer and President, said, “Our community count grew by 23% on a year-over-year basis to 327, a Company record, and we continue to expect our 2025 year end community count to increase in the mid-single digit percentage range. We remained disciplined on the land front and reassessed deals to ensure that they met our targets in the current environment. Our balance sheet remains strong with $2.6 billion of stockholders’ equity and $858 million of liquidity, and our book value per share of $86.39 increased by 10% on a year-over-year basis. In the second quarter, we repurchased 883,602 shares of our common stock, or roughly 3% of our shares outstanding at the beginning of the quarter, for $48.0 million.”

Second Quarter 2025 Results

Net income for the second quarter 2025 was $34.9 million, or $1.14 per diluted share. Adjusted net income, which excludes inventory impairment and purchase price accounting, was $42.1 million, or $1.37 per diluted share.

Total revenues were $1.0 billion, with second quarter home sales revenues totaling $976.5 million. Deliveries totaled 2,587 homes. The average sales price of home deliveries for the second quarter 2025 was $377,500.

Net new home contracts in the second quarter 2025 were 2,546, and at the end of the second quarter 2025, the Company had 1,217 homes in backlog, representing $466.0 million of backlog dollar value.

Adjusted homebuilding gross margin percentage, excluding interest, inventory impairment and purchase price accounting, was 20.0% in the second quarter of 2025. Adjusted homebuilding gross margin percentage excluding inventory impairment in the second quarter 2025 was 18.4%, and homebuilding gross margin was 17.6%. Selling, general, and administrative expenses as a percent of home sales revenues was 13.2% in the quarter. Adjusted EBITDA and EBITDA for the second quarter 2025 were $75.9 million and $66.5 million, respectively.

Financial services revenues and pre-tax income were $23.8 million and $6.2 million, respectively, in the second quarter 2025.

Balance Sheet and Liquidity

The Company ended the second quarter 2025 with a strong financial position, including $2.6 billion of stockholders’ equity and $857.6 million of total liquidity, including $127.6 million of cash.

Our book value per share was $86.39 as of June 30, 2025.

During the second quarter, consistent with our disciplined capital allocation approach to enhance the long-term value of the Company and return capital to our shareholders, we maintained our quarterly cash dividend of $0.29 per share and repurchased 883,602 shares of common stock for $48.0 million.

As of June 30, 2025, homebuilding debt to capital equaled 33.3% and net homebuilding debt to net capital equaled 31.0%.

Full Year 2025 Outlook

Scott Dixon, Chief Financial Officer of the Company, commented, “Due to current market conditions, we are revising our full year 2025 home delivery guidance to be in the range of 10,000 to 10,500 homes and our home sales revenues to be in the range of $3.8 to $4.0 billion.”

Webcast and Conference Call

The Company will host a webcast and conference call on Wednesday, July 23, 2025, at 5:00 p.m. Eastern time, 3:00 p.m. Mountain time, to review the Company’s second quarter 2025 results, provide commentary, and conduct a question-and-answer session. To participate in the call, please dial 800-549-8228 (domestic) or 646-564-2877 (international) and enter the conference ID 57087. The live webcast will be available at www.centurycommunities.com in the Investors section. A replay of the conference call will be available through July 30, 2025, by dialing 888-660-6264 (domestic) or 646-517-3975 (international) and entering conference ID 57087. A replay of the webcast will be available on the Company’s website for at least one year.

About Century Communities

Century Communities, Inc. (NYSE: CCS) is one of the nation’s largest homebuilders and a recognized industry leader in online home sales. Newsweek has named the Company one of America's Most Trustworthy Companies for three consecutive years, and one of the World's Most Trustworthy Companies (2025). Century Communities has also been designated as one of U.S. News & World Report’s Best Companies to Work For (2025-2026). Through its Century Communities and Century Complete brands, Century's mission is to build attractive, high-quality homes at affordable prices to provide its valued customers with A HOME FOR EVERY DREAM®. Century is engaged in all aspects of homebuilding — including the acquisition, entitlement and development of land, along with the construction, innovative marketing and sale of quality homes designed to appeal to a wide range of homebuyers. The Company operates in 16 states and over 45 markets across the U.S., and also offers mortgage, title, insurance brokerage, and escrow services in select markets through its Inspire Home Loans, Parkway Title, IHL Home Insurance Agency, and IHL Escrow subsidiaries. To learn more about Century Communities, please visit www.centurycommunities.com.

Non-GAAP Financial Measures

In addition to the Company’s operating results presented in accordance with United States generally accepted accounting principles (GAAP), this press release includes the following non-GAAP financial measures: adjusted net income, adjusted diluted earnings per share, adjusted homebuilding gross margin, EBITDA, adjusted EBITDA, and ratio of net homebuilding debt to net capital. These non-GAAP financial measures should not be used as a substitute for the Company’s operating results presented in accordance with GAAP, and an analysis of any non-GAAP financial measure should be used in conjunction with results presented in accordance with GAAP. Please refer to the reconciliation of each of the above referenced non-GAAP financial measures following the historical financial information presented in this press release.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and, as such, may involve known and unknown risks, uncertainties and assumptions. Forward-looking statements may be identified by the use of words such as “anticipate,” “believe,” “expect,” “intend,” “estimate,” “plan,” “continue,” “will,” “may,” “should,” “potential,” “guidance” and “outlook” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Forward-looking statements in this release include the Company’s operating and financial guidance for 2025, including without limitation anticipated home deliveries and revenues and increased community count. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on historical information available at the time the statements are made and are based on management’s reasonable belief or expectations with respect to future events, and are subject to risks and uncertainties, many of which are beyond the Company’s control, that could cause actual performance or results to differ materially from the belief or expectations expressed in or suggested by the forward-looking statements. The following important factors could cause actual results to differ materially from those expressed in the forward-looking statement: adverse changes in general economic conditions, including increased interest rates, inflation, and employment levels; lower consumer confidence; the potential impact of tariffs and increased costs, immigration reform, global supply chain disruptions, labor, land and raw material or other resource shortages and delays, and municipal and utility delays on the Company’s business, industry and the broader economy; the ability to identify and acquire desirable land; availability and cost of financing; the effect of tax changes; reliance on contractors and key personnel; availability and pricing for land, labor and raw materials and other resources; home incentive levels; future impairment and restructuring charges; the ability to pay dividends in the future; and the other factors included in the Company’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. Forward-looking statements speak only as of the date on which they are made and the Company undertakes no obligation to update any forward-looking statement to reflect future events, developments or otherwise, except as may be required by applicable law.

Century Communities, Inc.

Consolidated Statements of Operations

(Unaudited)

(in thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenues
Homebuilding Revenues
Home sales revenues	$976,467	$1,017,414	$1,860,204	$1,939,816
Land sales and other revenues	483	377	1,445	1,593
Total homebuilding revenues	976,950	1,017,791	1,861,649	1,941,409
Financial services revenues	23,774	21,659	42,308	46,585
Total revenues	1,000,724	1,039,450	1,903,957	1,987,994
Homebuilding Cost of Revenues
Cost of home sales revenues	(797,162)	(787,556)	(1,504,666)	(1,513,127)
Cost of land sales and other revenues	(69)	—	(897)	(37)
Total homebuilding cost of revenues	(797,231)	(787,556)	(1,505,563)	(1,513,164)
Financial services costs	(17,550)	(15,996)	(33,724)	(30,873)
Selling, general, and administrative	(128,837)	(125,973)	(249,596)	(240,082)
Inventory impairment	(7,360)	(570)	(7,771)	(570)
Other (expense) income, net	(2,663)	1,278	(7,702)	(8,353)
Income before income tax expense	47,083	110,633	99,601	194,952
Income tax expense	(12,229)	(26,909)	(25,363)	(46,897)
Net income	$34,854	$83,724	$74,238	$148,055

Earnings per share:
Basic	$1.15	$2.65	$2.43	$4.67
Diluted	$1.14	$2.61	$2.40	$4.60
Weighted average common shares outstanding:
Basic	30,366,109	31,648,130	30,582,376	31,728,544
Diluted	30,680,708	32,092,789	30,912,086	32,165,798

Century Communities, Inc.

Consolidated Balance Sheets

(Unaudited)

(in thousands, except share amounts)

	June 30,	December 31,
	2025	2024
Assets	(unaudited)	(audited)
Cash and cash equivalents	$93,246	$149,998
Cash held in escrow	34,349	3,004
Accounts receivable	68,893	50,318
Inventories	3,509,639	3,454,337
Mortgage loans held for sale	184,390	236,926
Prepaid expenses and other assets	539,684	419,384
Property and equipment, net	86,865	155,176
Deferred tax assets, net	21,315	22,220
Goodwill	41,109	41,109
Total assets	$4,579,490	$4,532,472
Liabilities and stockholders' equity
Liabilities:
Accounts payable	$145,269	$133,086
Accrued expenses and other liabilities	283,588	302,317
Notes payable	1,135,202	1,107,909
Revolving line of credit	270,000	135,500
Mortgage repurchase facilities	181,440	232,804
Total liabilities	2,015,499	1,911,616
Stockholders' equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized, none outstanding	—	—
Common stock, $0.01 par value, 100,000,000 shares authorized, 29,679,571 and 30,961,227 shares issued and outstanding at June 30, 2025 and December 31, 2024, respectively	297	310
Additional paid-in capital	414,002	526,959
Retained earnings	2,149,692	2,093,587
Total stockholders' equity	2,563,991	2,620,856
Total liabilities and stockholders' equity	$4,579,490	$4,532,472

Century Communities, Inc.

Homebuilding Operational Data

(Unaudited)

Net New Home Contracts

	Three Months Ended June 30,			Six Months Ended June 30,
	2025	2024	% Change	2025	2024	% Change
West	323	376	(14.1)%	715	816	(12.4)%
Mountain	336	552	(39.1)%	798	1,163	(31.4)%
Texas	504	520	(3.1)%	1,003	1,034	(3.0)%
Southeast	384	386	(0.5)%	771	836	(7.8)%
Century Complete	999	946	5.6%	1,951	1,797	8.6%
Total	2,546	2,780	(8.4)%	5,238	5,646	(7.2)%

Home Deliveries

(dollars in thousands)

	Three Months Ended June 30,
	2025		2024		% Change
	Homes	Average Sales Price	Homes	Average Sales Price	Homes	Average Sales Price
West	335	$602.5	325	$626.7	3.1%	(3.9)%
Mountain	396	521.0	486	532.7	(18.5)%	(2.2)%
Texas	501	294.2	485	301.1	3.3%	(2.3)%
Southeast	401	429.9	349	441.3	14.9%	(2.6)%
Century Complete	954	260.5	972	262.2	(1.9)%	(0.6)%
Total / Weighted Average	2,587	$377.5	2,617	$388.8	(1.1)%	(2.9)%

	Six Months Ended June 30,
	2025		2024		% Change
	Homes	Average Sales Price	Homes	Average Sales Price	Homes	Average Sales Price
West	638	$601.0	609	$617.3	4.8%	(2.6)%
Mountain	825	522.6	981	523.0	(15.9)%	(0.1)%
Texas	958	296.5	909	304.9	5.4%	(2.8)%
Southeast	704	435.7	728	433.4	(3.3)%	0.5%
Century Complete	1,746	260.5	1,748	262.1	(0.1)%	(0.6)%
Total / Weighted Average	4,871	$381.9	4,975	$389.9	(2.1)%	(2.1)%

Century Communities, Inc.

Homebuilding Operational Data

(Unaudited)

Selling Communities

	As of June 30,		Increase/Decrease
	2025	2024	Amount	% Change
West	36	26	10	38.5%
Mountain	51	47	4	8.5%
Texas	75	45	30	66.7%
Southeast	43	34	9	26.5%
Century Complete	122	114	8	7.0%
Total	327	266	61	22.9%

Backlog

(dollars in thousands)

	As of June 30,
	2025			2024			% Change
	Homes	Dollar Value	Average Sales Price	Homes	Dollar Value	Average Sales Price	Homes	Dollar Value	Average Sales Price
West	236	$142,012	$601.7	313	$213,931	$683.5	(24.6)%	(33.6)%	(12.0)%
Mountain	122	66,572	545.7	345	198,484	575.3	(64.6)%	(66.5)%	(5.1)%
Texas	222	67,939	306.0	293	87,826	299.7	(24.2)%	(22.6)%	2.1%
Southeast	174	75,720	435.2	250	107,965	431.9	(30.4)%	(29.9)%	0.8%
Century Complete	463	113,747	245.7	552	146,417	265.2	(16.1)%	(22.3)%	(7.4)%
Total / Weighted Average	1,217	$465,990	$382.9	1,753	$754,623	$430.5	(30.6)%	(38.2)%	(11.1)%

Lot Inventory

	As of June 30,
	2025			2024			% Change

	Owned	Controlled	Total	Owned	Controlled	Total	Owned	Controlled	Total

West	3,948	3,097	7,045	4,434	3,665	8,099	(11.0)%	(15.5)%	(13.0)%
Mountain	8,905	1,344	10,249	8,651	4,987	13,638	2.9%	(73.0)%	(24.8)%
Texas	14,900	5,493	20,393	9,777	9,823	19,600	52.4%	(44.1)%	4.0%
Southeast	5,095	8,392	13,487	5,461	12,446	17,907	(6.7)%	(32.6)%	(24.7)%
Century Complete	4,571	12,956	17,527	4,454	14,399	18,853	2.6%	(10.0)%	(7.0)%
Total	37,419	31,282	68,701	32,777	45,320	78,097	14.2%	(31.0)%	(12.0)%
% of Total	54.5%	45.5%	100.0%	42.0%	58.0%	100.0%

Century Communities, Inc.

Reconciliation of Non-GAAP Financial Measures

(Unaudited)

Adjusted net income and adjusted diluted earnings per share (“Adjusted EPS”) are non-GAAP financial measures that the Company believes are useful to management, investors and other users of its financial information in evaluating its operating results and understanding its operating trends without the effect of certain non-recurring items. The Company believes excluding certain non-recurring items provides more comparable assessment of its financial results from period to period. The Company defines adjusted net income as consolidated net income before (i) income tax expense; (ii) inventory impairment; (iii) restructuring costs; (iv) impairment on other investment; (v) purchase price accounting for acquired work in process inventory; and (vi) loss on debt extinguishment; in each case, as applicable during a period, less adjusted income tax expense, calculated using the Company’s estimated annual effective tax rate after discrete items for the applicable period. Adjusted EPS is calculated by dividing adjusted net income by weighted average common shares – diluted.

Adjusted Net Income and Adjusted Diluted Earnings Per Share

(in thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Numerator
Net income	$34,854	$83,724	$74,238	$148,055
Denominator
Weighted average common shares outstanding - basic	30,366,109	31,648,130	30,582,376	31,728,544
Dilutive effect of stock-based compensation awards	314,599	444,659	329,710	437,254
Weighted average common shares outstanding - diluted	30,680,708	32,092,789	30,912,086	32,165,798
Earnings per share:
Basic	$1.15	$2.65	$2.43	$4.67
Diluted	$1.14	$2.61	$2.40	$4.60

Adjusted earnings per share
Numerator
Net income	$34,854	$83,724	$74,238	$148,055
Income tax expense	12,229	26,909	25,363	46,897
Income before income tax expense	47,083	110,633	99,601	194,952
Inventory impairment	7,360	570	7,771	570
Restructuring costs	—	—	1,505	—
Impairment on other investment	—	—	—	7,722
Purchase price accounting for acquired work in process inventory	2,041	973	3,933	2,553
Adjusted income before income tax expense	56,484	112,176	112,810	205,797
Adjusted income tax expense(1)	(14,384)	(26,985)	(28,727)	(49,506)
Adjusted net income	$42,100	$85,191	$84,083	$156,291

Denominator - Diluted	30,680,708	32,092,789	30,912,086	32,165,798

Adjusted diluted earnings per share	$1.37	$2.65	$2.72	$4.86

(1)

The tax rates used in calculating adjusted net income for the three and six months ended June  30, 2025 were 25.5%, respectively, which are reflective of our GAAP tax rates for the six months ended June 30, 2025. The tax rates used in calculating adjusted net income for the three and six months ended June 30, 2024 were 24.1%, respectively, which are reflective of our GAAP tax rates for the six months ended June 30, 2024.

Century Communities, Inc.

Reconciliation of Non-GAAP Financial Measures

(Unaudited)

Adjusted homebuilding gross margin excluding inventory impairment (if applicable), interest in cost of home sales revenues, and purchase price accounting for acquired work in process inventory (if applicable), is not a  measurement of financial performance under GAAP; however, the Company’s management believes that this information is meaningful as it isolates the impact that inventory impairment,  indebtedness, and acquisitions have on homebuilding gross margin and permits the Company’s stockholders to make better comparisons with the Company’s competitors, who adjust gross margins in a similar fashion.  This non-GAAP financial measure should not be used as a substitute for the Company’s GAAP operating results.  An analysis of any non-GAAP financial measure should be used in conjunction with results presented in accordance with GAAP.

Adjusted Homebuilding Gross Margin

(in thousands)

	Three Months Ended June 30,
	2025	%	2024	%
Home sales revenues	$976,467	100.0%	$1,017,414	100.0%
Cost of home sales revenues	(797,162)	(81.6)%	(787,556)	(77.4)%
Inventory impairment	(7,360)	(0.8)%	(570)	(0.1)%
Homebuilding gross margin	171,945	17.6%	229,288	22.5%
Add: Inventory impairment	7,360	0.8%	570	0.1%
Adjusted homebuilding gross margin excluding inventory impairment	179,305	18.4%	229,858	22.6%
Add: Interest in cost of home sales revenues	14,204	1.5%	13,592	1.3%
Add: Purchase price accounting for acquired work in process inventory	2,041	0.2%	973	0.1%
Adjusted homebuilding gross margin excluding interest, inventory impairment and purchase price accounting for acquired work in process inventory	$195,550	20.0%	$244,423	24.0%

	Six Months Ended June 30,
	2025	%	2024	%
Home sales revenues	$1,860,204	100.0%	$1,939,816	100.0%
Cost of home sales revenues	(1,504,666)	(80.9)%	(1,513,127)	(78.0)%
Inventory impairment	(7,771)	(0.4)%	(570)	(0.0)%
Homebuilding gross margin	347,767	18.7%	426,119	22.0%
Add: Inventory impairment	7,771	0.4%	570	0.0%
Adjusted homebuilding gross margin excluding inventory impairment	355,538	19.1%	426,689	22.0%
Add: Interest in cost of home sales revenues	26,989	1.5%	25,625	1.3%
Add: Purchase price accounting for acquired work in process inventory	3,933	0.2%	2,553	0.1%
Adjusted homebuilding gross margin excluding interest, inventory impairment and purchase price accounting for acquired work in process inventory	$386,460	20.8%	$454,867	23.4%

Century Communities, Inc.

Reconciliation of Non-GAAP Financial Measures

(Unaudited)

EBITDA and Adjusted EBITDA

EBITDA and adjusted EBITDA are non-GAAP financial measures the Company uses as supplemental measures in evaluating operating performance. The Company defines EBITDA as net income before (i) income tax expense, (ii) interest in cost of home sales revenues, (iii) other interest expense (income), and (iv) depreciation and amortization expense. The Company defines adjusted EBITDA as EBITDA before inventory impairment, restructuring costs, impairment on other investment, purchase price accounting for acquired work in process inventory and loss on debt extinguishment, in each case as applicable during a period. The Company believes EBITDA and adjusted EBITDA provide an indicator of general economic performance that is not affected by fluctuations in interest rates or effective tax rates, levels of depreciation or amortization, and items considered to be non-recurring. Accordingly, the Company’s management believes that these measurements are useful for comparing general operating performance from period to period. Neither EBITDA nor adjusted EBITDA should be considered in addition to, and not as a substitute for, consolidated net income in accordance with GAAP as a measure of performance. The presentation of adjusted EBITDA should not be construed as an indication that the Company’s future results will be unaffected by unusual or non-recurring items. Each of EBITDA and adjusted EBITDA is limited as an analytical tool, and should not be considered in isolation or as a substitute for analysis of the Company’s results of operations as reported under GAAP.

(in thousands)

	Three Months Ended June 30,			Six Months Ended June 30,
	2025	2024	% Change	2025	2024	% Change
Net income	$34,854	$83,724	(58.4)%	$74,238	$148,055	(49.9)%
Income tax expense	12,229	26,909	(54.6)%	25,363	46,897	(45.9)%
Interest in cost of home sales revenues	14,204	13,592	4.5%	26,989	25,625	5.3%
Interest income	(1,229)	(810)	51.7%	(431)	(2,324)	(81.5)%
Depreciation and amortization expense	6,434	5,689	13.1%	12,862	11,165	15.2%
EBITDA	$66,492	$129,104	(48.5)%	$139,021	$229,418	(39.4)%
Inventory impairment	7,360	570	1,191.2%	7,771	570	1,263.3%
Restructuring costs	—	—	NM	1,505	—	NM
Impairment on other investment	—	—	NM	—	7,722	NM
Purchase price accounting for acquired work in process inventory	2,041	973	109.8%	3,933	2,553	54.1%
Adjusted EBITDA	$75,893	$130,647	(41.9)%	$152,230	$240,263	(36.6)%

NM – Not Meaningful

Century Communities, Inc.

Reconciliation of Non-GAAP Financial Measures

(Unaudited)

Ratio of Net Homebuilding Debt to Net Capital

The following table presents the Company’s ratio of net homebuilding debt to net capital, which is a non-GAAP financial measure.  The Company calculates this by dividing net homebuilding debt (homebuilding debt less cash and cash equivalents, and cash held in escrow) by net capital (net homebuilding debt plus total stockholders’ equity). Homebuilding debt is total debt minus outstanding borrowings under construction loan agreement and mortgage repurchase facilities. The most directly comparable GAAP measure is the ratio of debt to capital. The Company believes the ratio of net homebuilding debt to net capital is a relevant and useful financial measure to investors in understanding the leverage employed in its operations and as an indicator of the Company’s ability to obtain external financing.

(in thousands)

	June 30,	December 31,
	2025	2024
Notes payable	$1,135,202	$1,107,909
Revolving line of credit	270,000	135,500
Construction loan agreements	(127,687)	(102,436)
Total homebuilding debt	1,277,515	1,140,973
Total stockholders' equity	2,563,991	2,620,856
Total capital	$3,841,506	$3,761,829
Homebuilding debt to capital	33.3%	30.3%

Total homebuilding debt	$1,277,515	$1,140,973
Cash and cash equivalents	(93,246)	(149,998)
Cash held in escrow	(34,349)	(3,004)
Net homebuilding debt	1,149,920	987,971
Total stockholders' equity	2,563,991	2,620,856
Net capital	$3,713,911	$3,608,827

Net homebuilding debt to net capital	31.0%	27.4%

Contact Information:

Tyler Langton, Senior Vice President of Investor Relations

303-268-8345

InvestorRelations@CenturyCommunities.com

Category:
Earnings